Exhibit 99.1

PRESS RELEASE

For Immediate Release

CSG Systems INTERNATIONAL reports results

for fourth quarter and full year 2015

COMPANY TOPS NON-GAAP EPS GUIDANCE

ENGLEWOOD, COLO. (February 3, 2016) — CSG Systems International, Inc. (Nasdaq: CSGS), a leading global provider of interactive transaction-driven solutions and services, today reported results for the quarter and year ended December 31, 2015.

Key Highlights:

•	Fourth quarter 2015 results:
•	Total revenues were $197.3 million.
•	Non-GAAP operating income was $43.5 million, or 22.1% of total revenues and GAAP operating income was $34.1 million, or 17.3% of total revenues.
•	Non-GAAP earnings per diluted share (EPS) was $0.77. GAAP EPS was $0.70.
•	Cash flows from operations for the quarter were $52.6 million.
•	Full year 2015 results:
•	Total revenues were $752.5 million.
•	Non-GAAP operating income was $149.6 million, or 19.9% of total revenues and GAAP operating income was $113.1 million, or 15.0% of total revenues.
•	Non-GAAP earnings per diluted share (EPS) was $2.62. GAAP EPS was $1.87.
•	Cash flows from operations for the year were $137.0 million.
•	CSG paid its quarterly cash dividend of $0.175 per share of common stock, or a total of approximately $6 million, to shareholders, bringing the total 2015 dividend to approximately $23 million.
•	In January 2016, CSG’s Board of Directors approved an approximately 6% increase in the Company’s cash dividend, effective with the first quarterly payment of $0.185 per share of common stock.
•	During 2015, CSG converted approximately 2 million Comcast customer accounts onto its cloud-based Advanced Convergent Platform.
•	In December 2015, CSG received the final share settlement for its $50 million accelerated share repurchase (ASR) agreement, entered into in March 2015.

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February 3, 2016

“During 2015 we executed well in a challenging environment,” said Bret Griess, president and chief executive officer for CSG International.  “We accomplished these strong results as a result of several activities we took throughout the year, including making cost improvements in our overall operations, migrating new customers to our cloud-based solutions, divesting non-core solutions and the continuing maturation and scale benefits of our newer offerings.

“As the new CEO of CSG, I am leading a company that is well positioned to expand its relevance and leadership position in the global communications industry,” Griess added.  “We have unrivaled domain expertise in the cable and video markets.  We work with some of the largest and most innovative communications service providers in the world.  We have proven technology and a well-earned reputation for operating our solutions really well. We have a financially sound company.  And finally, and most important, we have skilled employees who live our values in achieving our mission.”

Financial Overview (unaudited)

(in thousands, except per share amounts and percentages):

	Quarter Ended December 31,			Year Ended December 31,
	2015	2014	Percent Change	2015	2014	Percent Change
Revenues	$197,288	$193,697	2%	$752,520	$751,286	0%
Non-GAAP Results:
Operating Income	$43,537	$32,082	36%	$149,568	$121,722	23%
Operating Income Margin	22.1%	16.6%	—	19.9%	16.2%	—
EPS	$0.77	$0.61	26%	$2.62	$2.12	24%
GAAP Results:
Operating Income	$34,070	$19,125	78%	$113,140	$75,690	49%
Operating Income Margin	17.3%	9.9%	—	15.0%	10.1%	—
EPS	$0.70	$0.38	84%	$1.87	$1.10	70%

For additional information and reconciliations regarding CSG’s use of non-GAAP financial measures, please refer to the attached Exhibit 2 and the Investor Relations section of CSG’s website at www.csgi.com.

Results of Operations

Revenues: Total revenues for the fourth quarter of 2015 were $197.3 million, a 2% increase when compared to revenues of $193.7 million for the fourth quarter of 2014, and a 6% increase when compared to $187.0 million for the third quarter of 2015. Total revenues for the full year 2015 were $752.5 million, a slight increase when compared to revenues of $751.3 million for the full year 2014. These increases can be primarily attributed to strong processing revenues.  Year-over-year, these increases more than offset  unfavorable foreign currency movements, which had a negative impact to total revenues for the fourth quarter and full year 2015 of approximately $4 million and $15 million, respectively.

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Non-GAAP Results: Non-GAAP operating income for the fourth quarter of 2015 was $43.5 million, or 22.1% of total revenues, compared to $32.1 million, or 16.6% of total revenues for the fourth quarter of 2014, and $40.3 million, or 21.6% of total revenues for the third quarter of 2015.  Non-GAAP operating income for the full year 2015 was $149.6 million, or 19.9% of total revenues, compared to $121.7 million, or 16.2% of total revenues for the full year 2014.

Non-GAAP EPS for the fourth quarter of 2015 was $0.77, compared to non-GAAP EPS of $0.61 for the fourth quarter of 2014, and $0.72 for the third quarter of 2015. Non-GAAP EPS for the full year 2015 was $2.62, compared to non-GAAP EPS of $2.12 for the full year 2014.

The year-over-year quarterly and annual increases in non-GAAP operating income and non-GAAP EPS are due primarily to lower operating expenses (driven mainly by foreign currency movements and focus on cost management), while the sequential quarterly increases can be primarily attributed to higher revenues.

GAAP Results: GAAP operating income for the fourth quarter of 2015 was $34.1 million, or 17.3% of total revenues, compared to $19.1 million, or 9.9% of total revenues, for the same period in 2014.  GAAP operating income for the full year 2015 was $113.1 million, or 15.0% of total revenues, compared to $75.7 million, or 10.1% of total revenues for the full year 2014.

GAAP EPS for the fourth quarter of 2015 was $0.70 compared to $0.38 for the fourth quarter of 2014. GAAP EPS for the full year 2015 was $1.87 compared to $1.10 for the full year 2014.

Balance Sheet and Cash Flows

Balance Sheet: Cash, cash equivalents and short term investments at December 31, 2015 was $240.9 million, compared to $199.8 million at September 30, 2015 and $201.8 million at December 31, 2014.

For the quarter and year ended December 31, 2015, CSG generated $52.6 million and $137.0 million, respectively, of net cash flows from operations and had non-GAAP free cash flow of $50.5 million and $118.1 million, respectively.

2016 Financial Guidance

CSG’s financial guidance for the full year 2016 is as follows:

Revenues	$735 - $760 million
Non-GAAP EPS	$2.59 - $2.69
GAAP EPS	$1.84 - $1.94
Non-GAAP Adjusted EBITDA	$177 - $182 million
Cash flows from operating activities	$110 - $130 million

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For additional information and reconciliations regarding CSG’s use of non-GAAP financial measures, please refer to the attached Exhibit 2 and the Investor Relations section of CSG’s website at www.csgi.com.

Conference Call

CSG will host a conference call on February 3, 2016, at 5:00 p.m. ET, to discuss CSG’s fourth quarter and full year results for 2015, as well as CSG’s 2016 financial guidance. The call will be carried live and archived on the Internet. A link to the conference call is available at http://ir.csgi.com. In addition, to reach the conference by phone, dial 1-888-438-5491 and ask the operator for the CSG International conference call and Liz Bauer, chairperson. A replay of the conference call will also be available until 8:00 p.m. ET on March 4, 2016, and can be accessed by calling 1-888-203-1112 and access code of 4128956.

Additional Information

For information about CSG, please visit CSG’s web site at www.csgi.com. Additional information can be found in the Investor Relations section of the web site.

About CSG International

CSG Systems International, Inc. (NASDAQ: CSGS) is a market-leading business support solutions and services company serving the majority of the top 100 global communications service providers, including leaders in fixed, mobile and next-generation networks such as AT&T, Charter Communications, Comcast, DISH, Orange, Reliance, SingTel Optus, Telefonica, Time Warner Cable, T-Mobile, Verizon, Vivo and Vodafone. With over 30 years of experience and expertise in voice, video, data and content services, CSG International offers a broad portfolio of licensed and Software-as-a-Service (SaaS)-based products and solutions that help clients compete more effectively, improve business operations and deliver a more impactful customer experience across a variety of touch points. For more information, visit our website at www.csgi.com.

Forward-Looking Statements

This news release contains forward-looking statements as defined under the Securities Act of 1933, as amended, that are based on assumptions about a number of important factors and involve risks and uncertainties that could cause actual results to differ materially from what appears in this news release. Some of these key factors include, but are not limited to the following items:

•	CSG derives over forty percent of its revenues from its three largest clients;
•	Continued market acceptance of CSG’s products and services;
•	Timing and success of previously announced client customer account migrations to CSG’s billing platform;
•	CSG’s ability to continuously develop and enhance products in a timely, cost-effective, technically-advanced and competitive manner;
•	CSG’s ability to deliver its solutions in a timely fashion within budget, particularly large and complex software implementations;
•	CSG’s dependency on the global telecommunications industry, and in particular, the North American telecommunications industry;
•	CSG’s ability to meet its financial expectations as a result of increased dependency on software sales, which are subject to greater volatility;

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February 3, 2016

•	Increasing competition in CSG’s market from companies of greater size and with broader presence in the communications sector;
•	CSG’s ability to successfully integrate and manage acquired businesses or assets to achieve expected strategic, operating and financial goals;
•	CSG’s ability to protect its intellectual property rights;
•	CSG’s ability to maintain a reliable, secure computing environment;
•	CSG’s ability to conduct business in the international marketplace;
•	CSG’s ability to comply with applicable U.S. and International laws and regulations; and
•	Fluctuations in credit market conditions, general global economic and political conditions, and foreign currency exchange rates.

This list is not exhaustive and readers are encouraged to review the additional risks and important factors described in CSG’s reports on Forms 10-K and 10-Q and other filings made with the SEC.

For more information, contact:

Liz Bauer, Senior Vice President of Investor Relations & Strategic Communications

(303) 804-4065

E-mail: liz.bauer@csgi.com

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February 3, 2016

CSG SYSTEMS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS-UNAUDITED

(in thousands, except per share amounts)

	December 31, 2015	December 31, 2014
ASSETS
Current assets:
Cash and cash equivalents	$132,631	$81,712
Short-term investments	108,305	120,088
Total cash, cash equivalents, and short-term investments	240,936	201,800
Trade accounts receivable:
Billed, net of allowance of $3,600 and $3,323	178,854	184,369
Unbilled	41,110	42,439
Deferred income taxes	18,135	13,204
Income taxes receivable	4,038	7,851
Other current assets	35,153	28,470
Total current assets	518,226	478,133
Non-current assets:
Property and equipment, net of depreciation of $112,282 and $138,065	35,992	38,326
Software, net of amortization of $95,094 and $86,797	35,095	44,732
Goodwill	219,724	225,269
Client contracts, net of amortization of $87,890 and $88,585	39,738	46,903
Deferred income taxes	8,382	8,890
Income taxes receivable	-	1,333
Other assets	20,076	16,142
Total non-current assets	359,007	381,595
Total assets	$877,233	$859,728
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current maturities of long-term debt, net of unamortized original discount of $7,923 and zero	$149,577	$22,500
Client deposits	33,694	35,791
Trade accounts payable	43,392	37,052
Accrued employee compensation	59,607	51,441
Deferred revenue	41,907	40,004
Income taxes payable	8,962	984
Other current liabilities	22,980	23,375
Total current liabilities	360,119	211,147
Non-current liabilities:
Long-term debt, net of unamortized original issue discount of zero and $14,169	135,000	233,331
Deferred revenue	9,828	9,648
Income taxes payable	4,413	1,613
Deferred income taxes	9,237	20,445
Other non-current liabilities	12,791	15,821
Total non-current liabilities	171,269	280,858
Total liabilities	531,388	492,005
Stockholders’ equity:
Preferred stock, par value $.01 per share; 10,000 shares authorized; zero shares issued and outstanding	—	—
Common stock, par value $.01 per share; 100,000 shares authorized; 32,555 shares and 33,945 shares outstanding	672	667
Common stock warrants, 2,851 and 2,851 warrants issued and outstanding	7,310	6,694
Additional paid-in capital	503,254	486,414
Treasury stock, at cost, 34,601 and 32,763 shares	(814,437)	(757,478)
Accumulated other comprehensive income (loss):
Unrealized gain on short-term investments, net of tax	(97)	6
Cumulative foreign currency translation adjustments	(26,288)	(13,386)
Accumulated earnings	675,431	644,806
Total stockholders’ equity	345,845	367,723
Total liabilities and stockholders’ equity	$877,233	$859,728

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February 3, 2016

CSG SYSTEMS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME-UNAUDITED

(in thousands, except per share amounts)

	Quarter Ended		Year Ended
	December 31, 2015	December 31, 2014	December 31, 2015	December 31, 2014
Revenues:
Processing and related services	$148,401	$142,413	$577,410	$562,109
Software and services	25,377	30,032	93,678	102,585
Maintenance	23,510	21,252	81,432	86,592
Total revenues	197,288	193,697	752,520	751,286
Cost of revenues (exclusive of depreciation, shown separately below):
Processing and related services	69,260	72,068	270,715	277,084
Software and services	15,685	18,941	68,597	79,640
Maintenance	10,552	8,078	40,429	32,619
Total cost of revenues	95,497	99,087	379,741	389,343
Other operating expenses:
Research and development	25,383	26,939	101,950	104,712
Selling, general and administrative	37,578	40,013	139,839	153,488
Depreciation	3,508	3,605	14,776	14,084
Restructuring and reorganization charges	1,252	4,928	3,074	13,969
Total operating expenses	163,218	174,572	639,380	675,596
Operating income	34,070	19,125	113,140	75,690
Other income (expense):
Interest expense	(2,536)	(2,553)	(10,967)	(10,453)
Amortization of original issue discount	(1,607)	(1,487)	(6,246)	(5,781)
Interest and investment income, net	364	191	1,038	798
Other, net	(1,050)	1,439	(624)	1,268
Total other	(4,829)	(2,410)	(16,799)	(14,168)
Income before income taxes	29,241	16,715	96,341	61,522
Income tax provision	(5,573)	(4,083)	(33,774)	(24,563)
Net income	$23,668	$12,632	$62,567	$36,959

Weighted-average shares outstanding:
Basic	30,944	32,256	31,051	32,449
Diluted	34,029	33,372	33,438	33,736
Earnings per common share:
Basic	$0.76	$0.39	$2.01	$1.14
Diluted	0.70	0.38	1.87	1.10

Cash dividends declared per common share	$0.1750	$0.1575	$0.7000	$0.6225

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CSG SYSTEMS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS-UNAUDITED

(in thousands)

	Year Ended
	December 31, 2015	December 31, 2014
Cash flows from operating activities:
Net income	$62,567	$36,959
Adjustments to reconcile net income to net cash provided by operating activities -
Depreciation	14,776	14,084
Amortization	29,281	33,553
Amortization of original issue discount	6,246	5,781
Asset impairment	1,685	—
Loss on short-term investments and other	177	1,123
Gain on disposition of business operations	(3,733)	(222)
Deferred income taxes	(16,106)	41
Excess tax benefit of stock-based compensation awards	(2,185)	(2,060)
Stock-based employee compensation	21,130	16,655
Subtotal	113,838	105,914
Changes in operating assets and liabilities:
Trade accounts receivable, net	1,831	(14,326)
Other current and non-current assets	(5,387)	(3,230)
Income taxes payable/receivable	8,953	(3,508)
Trade accounts payable and accrued liabilities	13,916	4,359
Deferred revenue	3,808	(5,558)
Net cash provided by operating activities	136,959	83,651
Cash flows from investing activities:
Purchases of property and equipment	(18,845)	(25,985)
Purchases of short-term investments	(181,553)	(190,427)
Proceeds from sale/maturity of short-term investments	192,994	197,466
Acquisition of and investment in businesses, net of cash acquired	(1,300)	—
Acquisition of and investments in client contracts	(8,018)	(5,600)
Proceeds from the disposition of business operations	—	1,130
Net cash used in investing activities	(16,722)	(23,416)
Cash flows from financing activities:
Proceeds from issuance of common stock	1,547	1,394
Payment of cash dividends	(22,238)	(20,530)
Repurchase of common stock	(65,027)	(25,138)
Payments on acquired equipment financing	(829)	(1,097)
Proceeds from long-term debt	150,000	—
Payments on long-term debt	(127,500)	(15,000)
Payments of deferred financing costs	(2,742)	—
Excess tax benefit of stock-based compensation awards	2,185	2,060
Net cash used in financing activities	(64,604)	(58,311)
Effect of exchange rate fluctuations on cash	(4,714)	(2,898)
Net increase (decrease) in cash and cash equivalents	50,919	(974)
Cash and cash equivalents, beginning of period	81,712	82,686
Cash and cash equivalents, end of period	$132,631	$81,712
Supplemental disclosures of cash flow information:
Net cash paid during the period for -
Interest	$8,380	$8,265
Income taxes	41,860	25,153

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EXHIBIT 1

CSG SYSTEMS INTERNATIONAL, INC.

SUPPLEMENTAL REVENUE ANALYSIS

Revenues by Geography

	Quarter Ended December 31, 2015	Quarter Ended September 30, 2015	Quarter Ended December 31, 2014
Americas	83%	84%	83%
Europe, Middle East and Africa	11%	11%	11%
Asia Pacific	6%	5%	6%
Total Revenues	100%	100%	100%

	Year Ended December 31, 2015	Year Ended December 31, 2014
Americas	84%	85%
Europe, Middle East and Africa	11%	10%
Asia Pacific	5%	5%
Total Revenues	100%	100%

Revenues by Significant Customers: 10% or more of Revenues

	Quarter Ended December 31, 2015	Quarter Ended September 30, 2015	Quarter Ended December 31, 2014
Comcast	24%	24%	22%
DISH	13%	14%	14%
Time Warner	11%	12%	11%

	Year Ended December 31, 2015	Year Ended December 31, 2014
Comcast	24%	22%
DISH	14%	15%
Time Warner	12%	11%

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EXHIBIT 2

CSG SYSTEMS INTERNATIONAL, INC.

DISCLOSURES FOR NON-GAAP FINANCIAL MEASURES

Use of Non-GAAP Financial Measures and Limitations

To supplement its condensed consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP), CSG uses non-GAAP operating income, non-GAAP EPS, non-GAAP adjusted EBITDA, and non-GAAP free cash flow. CSG believes that these non-GAAP financial measures, when reviewed in conjunction with its GAAP financial measures, provide investors with greater transparency to the information used by CSG’s management in its financial and operational decision making. CSG uses these non-GAAP financial measures for the following purposes:

•	Certain internal financial planning, reporting, and analysis;
•	Forecasting and budgeting;
•	Certain management compensation incentives; and
•	Communications with CSG’s Board of Directors, stockholders, financial analysts, and investors.

These non-GAAP financial measures are provided with the intent of providing investors with the following information:

•	A more complete understanding of CSG’s underlying operational results, trends, and cash generating capabilities;
•	Consistency and comparability with CSG’s historical financial results; and
•	Comparability to similar companies, many of which present similar non-GAAP financial measures to investors.

Non-GAAP financial measures are not measures of performance under GAAP, and therefore should not be considered in isolation or as a substitute for GAAP financial information. Limitations with the use of non-GAAP financial measures include the following items:

•	Non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles;
•	The way in which CSG calculates non-GAAP financial measures may differ from the way in which other companies calculate similar non-GAAP financial measures;
•	Non-GAAP financial measures do not include all items of income and expense that affect CSG’s operations and that are required by GAAP to be included in financial statements;
•	Certain adjustments to CSG’s non-GAAP financial measures result in the exclusion of items that are recurring and will be reflected in CSG’s financial statements in future periods; and
•	Certain charges excluded from CSG’s non-GAAP financial measures are cash expenses, and therefore do impact CSG’s cash position.

CSG compensates for these limitations by relying primarily on its GAAP results and using non-GAAP financial measures as a supplement only. Additionally, CSG provides specific information regarding the treatment of GAAP

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February 3, 2016

amounts considered in preparing the non-GAAP financial measures and reconciles each non-GAAP financial measure to the most directly comparable GAAP measure.

Non-GAAP Financial Measures: Basis of Presentation

The table below outlines the exclusions from CSG’s non-GAAP financial measures:

Non-GAAP Exclusions	Operating Income	EPS
Restructuring and reorganization charges	X	X
Acquisition-related charges	X	X
Stock-based compensation	X	X
Amortization of acquired intangible assets	X	X
Amortization of original issue discount (“OID”)	—	X
Unusual income tax matters	—	X

CSG believes that excluding certain items in calculating its non-GAAP financial measures provides meaningful supplemental information regarding CSG’s performance and these items are excluded for the following reasons:

•

Restructuring and reorganization charges are infrequent expenses that result from cost reduction initiatives and/or significant changes to CSG’s business, to include such things as involuntary employee terminations, changes in management structure, divestitures of businesses, facility consolidations and abandonments, impairment of acquired intangible assets, and fundamental reorganizations impacting operational focus and direction. These charges are not considered reflective of CSG’s recurring core business operating results. The exclusion of these items in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to compare CSG’s current financial results with historical and future periods.

•

Acquisition-related charges relate to direct and incremental expenses related to business acquisitions, and thus, are not considered reflective of CSG’s recurring core business operating results. These charges typically include expenses related to legal, accounting, and other professional services. The exclusion of these charges in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to compare CSG’s current financial results with historical and future periods.

•

Stock-based compensation results from CSG’s issuance of equity awards to its employees under incentive compensation programs. The amount of this incentive compensation in any period is not generally linked to the level of performance by employees or CSG, but instead is more dependent on CSG’s stock price at the date the equity award is granted, and the employee service period over which the equity awards vest. The exclusion of these expenses in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to evaluate the non-cash expense related to compensation included in CSG’s results of operations, and therefore, the exclusion of this item allows investors to further evaluate the cash generating capabilities of CSG’s business.

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•

Amortization of acquired intangible assets is the result of business acquisitions. A portion of the purchase price in an acquisition is allocated to acquired intangible assets (e.g., software, client relationships, etc.), which are then amortized to expense over their estimated useful lives. This annual amortization expense is generally unchanged from the initial estimates, regardless of performance of the acquired business in any one period. Also, the value assigned to acquired intangible assets in a business combination is based on various estimates and valuation techniques, and does not necessarily represent the costs CSG would incur to develop such capabilities internally. Additionally, amortization of acquired intangible assets can be inconsistent in amount and frequency, and can be significantly affected by the timing and size of an acquisition. The exclusion of these expenses in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to evaluate the non-cash expense related to acquisitions included in CSG’s results of operations, and therefore, the exclusion of this item allows investors to further evaluate the cash generating capabilities of CSG’s business.

•

The convertible debt securities OID is the result of allocating a portion of the principal balance of the debt at issuance to the equity component of the instrument, as required under current accounting rules. This OID is then amortized to interest expense over the life of the respective convertible debt instrument. The interest expense related to the amortization of the OID is a non-cash expense, and therefore, the exclusion of this item allows investors to further evaluate the cash interest costs of CSG’s convertible debt securities for cash flow, liquidity, and debt service purposes.

•

Unusual items within CSG’s quarterly and/or annual income tax expense can occur from such things as income tax accounting timing matters, income taxes related to unusual events, or as a result of different treatment of certain items for book accounting and income tax purposes. Consideration of such items in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to compare CSG’s current financial results with historical and future periods.

CSG also reports non-GAAP adjusted EBITDA and non-GAAP free cash flow. Management believes non-GAAP adjusted EBITDA is a useful measure to investors in evaluating CSG’s operating performance, liquidity, debt servicing capabilities, and enterprise valuation. CSG defines non-GAAP adjusted EBITDA as income before interest, income taxes, depreciation, amortization, stock-based compensation, foreign currency transaction adjustments, and unusual items, such as restructuring and reorganization charges, as discussed above. Additionally, management uses non-GAAP free cash flow, among other measures, to assess its financial performance and cash generating capabilities, and believes that it is useful to investors because it shows CSG’s cash available to service debt, make strategic acquisitions and investments, repurchase its common stock, pay cash dividends, and fund ongoing operations. CSG defines non-GAAP free cash flow as net cash flows from operating activities less the purchases of property and equipment.

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Non-GAAP Financial Measures

Non-GAAP Operating Income:

The reconciliations of GAAP operating income to non-GAAP operating income for the indicated periods are as follows (in thousands, except percentages):

	Quarter Ended December 31, 2015		Quarter Ended December 31, 2014
	Amounts	% of Revenues	Amounts	% of Revenues
GAAP operating income	$34,070	17.3%	$19,125	9.9%
Restructuring and reorganization charges	1,252	0.6%	4,928	2.5%
Stock-based compensation (1)	5,511	2.8%	4,405	2.3%
Amortization of acquired intangible assets	2,704	1.4%	3,624	1.9%
Non-GAAP operating income	$43,537	22.1%	$32,082	16.6%

	Year Ended December 31, 2015		Year Ended December 31, 2014
	Amounts	% of Revenues	Amounts	% of Revenues
GAAP operating income	$113,140	15.0%	$75,690	10.1%
Restructuring and reorganization charges	3,074	0.4%	13,969	1.9%
Stock-based compensation (1)	21,371	2.9%	16,655	2.2%
Amortization of acquired intangible assets	11,983	1.6%	15,408	2.0%
Non-GAAP operating income	$149,568	19.9%	$121,722	16.2%
(1)	Stock-based compensation included in the tables above and following excludes amounts that have been recorded in restructuring and reorganization charges.

Non-GAAP EPS:

The reconciliations of GAAP EPS to non-GAAP EPS for the indicated periods are as follows (in thousands, except per share amounts):

	Quarter Ended December 31, 2015		Quarter Ended December 31, 2014
	Pretax Amount (2)	EPS (4)	Pretax Amount (2)	EPS (5)
GAAP income before income taxes	$29,241	$0.70	$16,715	$0.38
Restructuring and reorganization charges	1,252		4,928
Stock-based compensation (1)	5,511		4,405
Amortization of acquired intangible assets	2,704		3,624
Amortization of OID	1,607		1,487
Non-GAAP income before income taxes (3)	$40,315	$0.77	$31,159	$0.61

CSG Systems International, Inc.

February 3, 2016

	Year Ended December 31, 2015		Year Ended December 31, 2014
	Pretax Amount (2)	EPS (4)	Pretax Amount (2)	EPS (5)
GAAP income before income taxes	$96,341	$1.87	$61,522	$1.10
Restructuring and reorganization charges	3,074		13,969
Stock-based compensation (1)	21,371		16,655
Amortization of acquired intangible assets	11,983		15,408
Amortization of OID	6,246		5,781
Non-GAAP income before income taxes (3)	$139,015	$2.62	$113,335	$2.12
(2)

These items (on a pretax basis) are calculated in accordance with GAAP, and are reflected as part of the results of operations in the accompanying Unaudited Condensed Consolidated Statements of Income.

(3)

Non-GAAP EPS is calculated by taking the non-GAAP income before income taxes and deducting from this amount non-GAAP income taxes calculated by using the non-GAAP effective income tax rate for the period, and then dividing the result of this calculation by the outstanding diluted shares for the period.

(4)

For the fourth quarter and year ended December 31, 2015, the GAAP effective income tax rate was approximately 19% and 35%, respectively, the non-GAAP effective income tax rate was approximately 35% and 37%, respectively, and the outstanding diluted shares were 34.0 million and 33.4 million, respectively. The fourth quarter difference between the GAAP and the non-GAAP effective income tax rates relates primarily to the timing of the 2015 R&D tax credit legislation. The anticipated quarterly benefit of the credits is included in each of the quarters of 2015 for non-GAAP purposes; however, the fourth quarter GAAP tax rate reflects the entire benefit of the full year impact of the R&D tax credits, as the legislation was not passed until December.

(5)

For the fourth quarter and year ended December 31, 2014, the GAAP effective income tax rate was approximately 24% and 40%, respectively, the non-GAAP effective income tax rate was approximately 34% and 37%, respectively, and the outstanding diluted shares were 33.4 million and 33.7 million, respectively. The fourth quarter difference between the GAAP and the non-GAAP effective income tax rates relates primarily to the timing of the 2014 R&D tax credit legislation. The anticipated quarterly benefit of the credits is included in each of the quarters of 2014 for non-GAAP purposes; however, the fourth quarter GAAP tax rate reflects the entire benefit of the full year impact of the R&D tax credits, as the legislation was not passed until December.

Non-GAAP Adjusted EBITDA:

CSG’s calculation of non-GAAP adjusted EBITDA and the reconciliation of CSG’s non-GAAP adjusted EBITDA measure to net income and cash flows from operating activities are provided below for the indicated periods (in thousands, except percentages):

	Quarter Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
GAAP operating income	$34,070	$19,125	$113,140	$75,690
Restructuring and reorganization charges	1,252	4,928	3,074	13,969
Depreciation	3,508	3,605	14,776	14,084
Amortization of acquired intangible assets (6)	2,704	3,624	11,983	15,408
Amortization of other intangible assets (6)	3,762	4,152	14,547	15,820
Stock-based compensation (1)	5,511	4,405	21,371	16,655
Adjusted EBITDA	$50,807	$39,839	$178,891	$151,626
Adjusted EBITDA as a percentage of revenues	26%	21%	24%	20%

CSG Systems International, Inc.

February 3, 2016

	Quarter Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Net income	$23,668	$12,632	$62,567	$36,959
Interest expense (7)	2,536	2,553	10,967	10,453
Amortization of OID	1,607	1,487	6,246	5,781
Interest and investment income and other, net	686	(1,630)	(414)	(2,066)
Income tax provision	5,573	4,083	33,774	24,563
Depreciation	3,508	3,605	14,776	14,084
Amortization of acquired intangible assets (6)	2,704	3,624	11,983	15,408
Amortization of other intangible assets (6)	3,762	4,152	14,547	15,820
Stock-based compensation (1)	5,511	4,405	21,371	16,655
Restructuring and reorganization charges	1,252	4,928	3,074	13,969
Adjusted EBITDA	$50,807	$39,839	$178,891	$151,626

	Quarter Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Cash flows from operating activities	$52,613	$47,745	$136,959	$83,651
Income tax provision	5,573	4,083	33,774	24,563
Changes in operating assets and liabilities and deferred taxes	(14,375)	(17,136)	(7,015)	22,222
Interest expense (7)	2,536	2,553	10,967	10,453
Interest and investment income and other, net	686	(1,630)	(414)	(2,066)
Restructuring and reorganization charges (8)	3,300	4,928	5,122	14,191
Other	474	(704)	(502)	(1,388)
Adjusted EBITDA	$50,807	$39,839	$178,891	$151,626
(6)	Amortization on the statement of cash flows is made up of the following items for the indicated periods (in thousands):

	Quarter Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Amortization of acquired intangible assets	$2,704	$3,624	$11,983	$15,408
Amortization of other intangible assets	3,762	4,152	14,547	15,820
Amortization of deferred financing costs	462	570	2,751	2,325
Total amortization	$6,928	$8,346	$29,281	$33,553
(7)	Interest expense includes amortization of deferred financing costs as provided in Note 6 above.
(8)

Restructuring and reorganization costs exclude the impact of the asset impairment for the fourth quarter and year ended December 31, 2015, and the gain on disposition of business operations for the fourth quarter and years ended December 31, 2015 and 2014, as these amounts are already excluded from cash flows from operating activities.

CSG Systems International, Inc.

February 3, 2016

Non-GAAP Free Cash Flow:

CSG’s calculation of non-GAAP free cash flow and the reconciliation of CSG’s non-GAAP free cash flow measure to cash flows from operating activities are provided below for the indicated periods (in thousands):

	Quarter Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Cash flows from operating activities	$52,613	$47,745	$136,959	$83,651
Purchases of property and equipment	(2,069)	(4,579)	(18,845)	(25,985)
Non-GAAP free cash flow	$50,544	$43,166	$118,114	$57,666

Non-GAAP Financial Measures – 2016 Financial Guidance

Non-GAAP Operating Income Margin:

The reconciliation of GAAP operating income margin to non-GAAP operating income margin, as included in CSG’s 2016 full year financial guidance, is as follows:

2016 Guidance
GAAP operating income margin	16.0%
Stock-based compensation (9)	3.0%
Amortization of acquired intangible assets (10)	1.0%
Non-GAAP operating income margin (“approximately 20%”)	20.0%

(9)	This represents the pretax impact of stock-based compensation expense of an estimated $24 million on CSG’s operating income margin as a percentage of the midpoint of 2016 revenue guidance.
(10)

This represents the pretax impact of amortization of acquired intangible assets expense of an estimated $9 million on CSG’s operating income margin as a percentage of the midpoint of 2016 revenue guidance.

CSG Systems International, Inc.

February 3, 2016

Non-GAAP EPS:

The reconciliation of GAAP EPS to non-GAAP EPS as included in CSG’s 2016 full year financial guidance is as follows (in thousands, except per share amounts):

	2016 Guidance Range
	Low Range		High Range
	Pretax Amount (11)	EPS (13)	Pretax Amount (11)	EPS (13)
GAAP income before income taxes	$98,000	$1.84	$103,000	$1.94
Stock-based compensation	24,000		24,000
Amortization of acquired intangible assets	9,000		9,000
Amortization of OID	7,000		7,000
Non-GAAP income before income taxes (12)	$138,000	$2.59	$143,000	$2.69
(11)	These items (on a pretax basis) are calculated in accordance with GAAP, and will be reflected as part of the results of operations in CSG’s Unaudited Condensed Consolidated Statements of Income.
(12)

Non-GAAP EPS is calculated by taking the non-GAAP income before income taxes and deducting from this amount non-GAAP income taxes calculated by using the non-GAAP effective income tax rate for the period, and then dividing the result of this calculation by the outstanding diluted shares for the period.

(13)	For 2016, the estimated effective income tax rate for non-GAAP purposes is expected to be approximately 37%. The weighted-average diluted shares outstanding are expected to be 33.5 million.

Non-GAAP Adjusted EBITDA:

CSG’s calculation of non-GAAP adjusted EBITDA and the reconciliation of CSG’s non-GAAP adjusted EBITDA measure to net income and cash flows from operations are provided below for CSG’s 2016 full year financial guidance at the mid-point (in thousands, except percentages):

2016
GAAP operating income	$116,500
Depreciation	15,000
Amortization of acquired intangible assets	9,000
Amortization of other intangible assets	15,000
Stock-based compensation	24,000
Non-GAAP Adjusted EBITDA	$179,500
Non-GAAP Adjusted EBITDA as a percentage of revenues	24.0%

CSG Systems International, Inc.

February 3, 2016

2016
Net income	$63,000
Interest expense	11,000
Amortization of OID	7,000
Interest income	(1,500)
Income tax provision	37,000
Depreciation	15,000
Amortization of acquired of intangible assets	9,000
Amortization of other intangible assets	15,000
Stock-based compensation	24,000
Non-GAAP Adjusted EBITDA	$179,500

2016
Cash flows from operating activities (midpoint of guidance)	$120,000
Income tax provision	37,000
Changes in operating assets and liabilities and deferred taxes	10,000
Interest expense	11,000
Interest income	(1,500)
Other	3,000
Non-GAAP Adjusted EBITDA	$179,500

Non-GAAP Free Cash Flow:

CSG’s calculation of non-GAAP free cash flow and the reconciliation of CSG’s non-GAAP free cash flow measure to cash flows from operating activities is provided below for the indicated period (in thousands):

2016
Cash flows from operating activities (midpoint of guidance)	$120,000
Purchases of property and equipment	(20,000)
Non-GAAP free cash flow	$100,000